24/7 MEDIA INC

                                Filing Type: 8-K/A
                                Description: Current Report
                                Filing Date: March 25, 2000
                                Period End:  March 25, 2000

                Primary Exchange: NASDAQ - National Market System
                                  Ticker:  TFSM

24/7 MEDIA INC-8-K - Current Report                        Date Filed: 1/25/2000
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                                Table of Contents

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                                      8-K/A

Item 2.........................................................................2
Item 7..........................................................................
Balance Sheet..................................................................4
Income Statement...............................................................5

                                     EX-23.1

EX-23.1                                                                        7

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--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------
                                   FORM 8-K/A
                       ----------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     January 10, 2000                                                   0-29768
     --------------------------------                  ------------------------
     Date of Report (Date of earliest                  Commission File Number
     event reported)

                                24/7 MEDIA, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                                    13-3995672
     --------------------------------                  ------------------------
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization                      Identification Number)

                                  1250 Broadway
                            New York, New York 10001
              ----------------------------------------------------
                (Address of Principal Executive Office (Zip Code)

                                 (212) 231-7100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

[Sabela]

Item 2. Acquisition or Disposition of Assets.

      This Form 8-K/A amends the Current Report of 24/7 Media, Inc. on Form 8-K filed on January 10, 2000 to incorporate Item 7 (a), the Financial Statements of Business Acquired.

      On January 10, 2000, 24/7 Media, Inc. ("24/7 Media" or the "Company") announced the acquisition of Sabela Media, Inc. ("Sabela"), a privately-held Delaware Corporation and a global ad serving, tracking and analysis company with products for online advertisers and Web publishers, for approximately $70.0 million. On January 10, 2000, the Company acquired all of the issued and outstanding shares of capital stock of Sabela in a merger transaction whereby a subsidiary of 24/7 Media was merged with and into Sabela. 24/7 Media also assumed all of the outstanding stock options of Sabela under the Company's stock incentive plan.

      Pursuant to the Agreement and Plan of Merger dated January 9, 2000 among 24/7 Media, Killer-App Holding Corp., Sabela, Freshwater Consulting Ltd., James Green and Galmos Holdings, Inc., (i) in exchange for all of the outstanding shares of Sabela, 24/7 Media exchanged approximately 1.3 million shares of its common stock, par value $.01 per share (the "24/7 common stock"), and paid approximately $2.3 million to the stockholders of Sabela, (ii) 24/7 Media assumed all of the outstanding stock options of Sabela and reserved approximately 42,000 shares of common stock to cover the exercise thereof, and (iii) 24/7 Media assumed all of the outstanding warrants of Sabela and reserved approximately 105,000 shares of its common stock to cover the exercise thereof. In connection with the merger, 24/7 Media also incurred transaction costs of approximately $3.0 million. For accounting purposes the effective date of the merger is January 1, 2000.

      The consideration payable by 24/7 Media was determined as a result of negotiation by and between 24/7 Media and Sabela. The number of shares of 24/7 Media common stock issued to the holders of Sabela common stock was determined based on an exchange ratio of 0.1104 shares of 24/7 common stock for each share of Sabela common stock. Warrants assumed are also convertible at this ratio. The number of options of 24/7 Media issued to the holders of Sabela stock options was determined based on an exchange ratio of 0.1146 24/7 stock options for each stock option of Sabela. The net assets of Sabela acquired by 24/7 Media as a result of the merger transaction consisted of equipment, intellectual property, and other physical property. These assets are used in connection with the operation of Sabela's ad serving, tracking and analysis services. 24/7 Media intends to operate the business and use the assets as previously operated and used by Sabela, provided that changing business conditions or strategic plans may lead to changes in Sabela's operations in the future.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Reference is made to the audited financial statements of Sabela required by this Form 8-K/A as listed under the heading Financial Statements of Sabela Media, Inc.
      (b) Reference is made to the unaudited pro forma financial statements of 24/7 Media, Inc. required by this Form 8-K/A as listed under the heading Unaudited Pro Forma Combined Financial Statements.
      (c)   Exhibits

5.1 The Agreement and Plan of Merger dated January 9, 2000 by and among 24/7 Media, Killer-App Holding Corp., Sabela Media, Inc., Freshwater Consulting Ltd., James Green and Galmos Holdings, Inc.(filed as Exhibit 2.1 to 24/7 Media, Inc.'s current report on Form 8-K for an event dated January 10,2000 and incorporated herein by reference)

23.1  Consent of KPMG LLP

99.1  The Press Release dated January 10, 2000, regarding Sabela (filed as
      Exhibit 99.1 to 24/7 Media, Inc.'s current report on Form 8-K for an event dated January 10, 2000 and incorporated herein by reference)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                24/7 MEDIA, INC.


      Date: March 24, 2000              By: /s/ Mark E. Moran
                                            ----------------------------
                                            Name: Mark E. Moran
                                            Title: Senior Vice President and
                                                   General Counsel

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

     5.1 Agreement and Plan of Merger, dated January 9, 2000, between the Company, Killer-App Holding Corp., Sabela Media, Inc., Freshwater Consulting Ltd., James Green and Galmos Holdings, Inc.(incorporated herein by reference to the Current Report on Form 8-k for an event dated January 10, 2000 and incorporated herein by reference)

     23.1         Consent of KPMG LLP

     99.1 Press Release dated January 10, 2000 regarding Sabela Media, Inc. (incorporated herein by reference to the Current Report on Form 8-k for an event dated January 10, 2000 and incorporated herein by reference)

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Combining Balance Sheet as of December 31, 1999 gives effect to the acquisition of Sabela as if the acquisition had occurred on that date. The unaudited Pro Forma Combining Statement of Operations for the year ended December 31, 1999 gives effect to the acquisition of Sabela as if the acquisition had occurred at the beginning of the period presented.

Under the terms of the transaction, the holders of Sabela common stock received shares of 24/7 Media common stock on the basis of an exchange ratio of
0.1104 shares of 24/7 Media common stock for each share of Sabela common stock. Warrants assumed are also convertible at this ratio. The number of shares of 24/7 Media common stock issued to the holders of Sabela stock options was determined on the basis of an exchange ratio of .1146 of 24/7 Media common stock for each share of Sabela stock option. The conversion ratio was determined through arm's length negotiations.

The consideration paid by 24/7 Media in connection with the acquisition of approximately $70.0 million consisted of the following;

      o The issuance of approximately 1.3 million shares of 24/7 Media Common stock valued at approximately $58.4 million as consideration for all Sabela shares outstanding;

      o     cash consideration of $2.3 million for outstanding shares of Sabela;

      o     fair value of warrants assumed of $4.6 million;

      o     fair value of assumed options of $1.7 million; and

      o     estimated transaction costs of $3.0 million.

We will record the merger as a purchase. For accounting purposes, 24/7 Media will be deemed to be the surviving corporation in the merger. The pro forma adjustments are based upon currently available information and upon assumptions that management of each of 24/7 Media and Sabela believes are reasonable. We will account for the merger based upon the estimated fair market value of the net tangible and intangible assets (liabilities) acquired at the date of acquisition. The adjustments included in the Unaudited Pro Forma Combining Financial Statements represent the preliminary determination of these adjustments based upon available information. We cannot assure you that the actual adjustments will not differ from the pro forma adjustments reflected in the pro forma financial information.

The acquisition has been accounted for using the purchase method of accounting, and accordingly, the purchase price will be allocated to the tangible and indentifable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date. 24/7 Media is in the process of performing an independent valuation of Sabela. The preliminary allocation of the purchase price may be subject to change depending upon the final outcome of the valuation. For pro forma purposes, the Company has assumed that the historical carrying amounts of such assets and liabilities approximated their fair values. The remaining purchase price over the fair value of the assets acquired and liabilities assumed has preliminarily been allocated to goodwill, workforce and technology. The workforce allocation approximate $1.1 million. The technology allocation approximates $7.1 million with a possible range of $6 million to $8.2 million. The remaining portion of purchase price in excess of tangible and intangible assets, estimated at $61.0 million, has been allocated to goodwill. Goodwill and other intangible assets will be amortized over their expected period of benefit ranging from two to four years (four years for goodwill and technology, and two years for workforce).

The Unaudited Pro Forma Combining Financial Statements are intended for informational purposes only and are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combining Financial Statements should be read in conjunction with and are qualified by the historical financial statements of 24/7 Media and historical financial statements of Sabela, together with the related notes thereto. We have included the historical financial statements of Sabela elsewhere in this document.

                                24/7 Media, Inc.
                  UNAUDITED PRO FORMA COMBINING BALANCE SHEETS
                             AS OF DECMBER 31, 1999

                                                              24/7 Media         Sabela         Pro Forma          Pro Forma
                               ASSETS                         Historical       Historical      Adjustments          Combined
                                                            -------------------------------------------------------------------
Current assets:
   Cash and cash equivalents ............................   $  42,786,000          415,000       (2,317,000) 1)   $  40,884,000
   Accounts receivable, net of allowances ...............      34,004,000          347,000               --          34,351,000
   Prepaid expenses and other current assets ............       4,846,000               --               --           4,846,000
                                                            -------------    -------------    -------------         -----------

       Total current assets .............................      81,636,000          762,000       (2,317,000)         80,081,000

Property and equipment, net .............................      18,595,000          365,000               --          18,960,000
Intangible assets, net ..................................      62,398,000               --       69,174,000 1)      131,572,000
Investments .............................................     366,630,000               --               --         366,630,000
Deferred cost of partner agreements .....................       4,260,000               --               --           4,260,000
Other assets ............................................         493,000          312,000               --             805,000
                                                            -------------    -------------    -------------         -----------
       Total assets .....................................   $ 534,012,000    $   1,439,000    $  66,857,000         602,308,000
                                                            =============    =============    =============         ===========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable .....................................   $  24,504,000    $   1,288,000    $          --       $  25,792,000
   Accrued liabilities ..................................      13,875,000           20,000        3,000,000 1)       16,895,000
   Current installments of capital leases ...............          49,000               --               --              49,000
   Deferred revenue .....................................       2,019,000               --               --           2,019,000
                                                            -------------    -------------    -------------         -----------
       Total current liabilities ........................      40,447,000        1,308,000        3,000,000          44,755,000
                                                            -------------    -------------    -------------         -----------

Obligations under capital leases ........................          13,000               --               --              13,000
Deferred tax liability ..................................      95,656,000               --               --          95,656,000
Minority interest .......................................         105,000               --               --             105,000

Commitments and contingencies

Stockholders' equity:

    Common stock ........................................         224,000           10,000           13,000 1)          237,000
                                                                                                    (10,000) 1)
    Additional paid-in capital ..........................     282,806,000        3,829,000       58,359,000 1)      347,447,000
                                                                                                  4,592,000 1)
                                                                                                  1,708,000 1)
                                                                                                 (3,847,000) 1)
    Receivable from stockholders ........................              --         (684,000)              --            (684,000)
    Deferred stock compensation .........................        (232,000)              --               --            (232,000)
    Accumulated other comprehensive income ..............     194,790,000           (1,000)           1,000 1)      194,790,000
    Accumulated deficit .................................     (79,797,000)      (3,023,000)       3,041,000 1)      (79,779,000)

        Total stockholders' equity ......................     397,791,000          131,000       63,857,000         461,779,000
                                                            -------------    -------------    -------------         -----------

       Total liabilities and stockholders' equity .......   $ 534,012,000        1,439,000       66,857,000       $ 602,308,000
                                                            =============    =============    =============       =============


  See accompanying notes to unaudited pro forma combining financial statements.

                                24/7 Media, Inc.
             UNAUDITED PRO FORMA COMBINING STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                  24/7 Media        Sabela           Pro Forma          Pro Forma
                                                  Historical      Historical        Adjustments          Combined
                                                 ------------------------------------------------------------------
Total revenues ...............................   $ 90,011,000    $    742,000       $         --       $ 90,753,000

Cost of revenues .............................     65,963,000       1,403,000                 --         67,366,000
                                                 ------------    ------------       ------------       ------------

       Gross profit (loss) ...................     24,048,000        (661,000)                --         23,387,000
                                                 ------------    ------------       ------------       ------------

Operating expenses:
   Selling, general and administrative .......     50,126,000       2,301,000                 --         52,427,000
   Product development .......................      1,891,000              --                 --          1,891,000
   Amortization of goodwill and                            --              --                 --
     other intangible assets .................     15,097,000              --         17,575,000 2)      32,672,000
                                                 ------------    ------------       ------------       ------------
       Total operating expenses ..............     67,114,000       2,301,000         17,575,000         86,990,000
                                                 ------------    ------------       ------------       ------------

       Loss from operations ..................    (43,066,000)     (2,962,000)       (17,575,000)       (63,603,000)

Other Income (Expense):
Other expense ................................             --         (11,000)                --            (11,000)
Interest income ..............................      3,093,000          19,000                 --          3,112,000
Interest expense .............................        (68,000)             --                 --            (68,000)
                                                 ------------    ------------       ------------       ------------

       Net loss before minority interest .....    (40,041,000)     (2,954,000)       (17,575,000)       (60,570,020)

Minority interest in loss of consolidated subs        979,000              --                 --            979,000
                                                 ------------    ------------       ------------       ------------

Net loss attributable to common stockholders .   $(39,062,000)   $ (2,954,000)      $(17,575,000)      $(59,591,000)
                                                 ============    ============       ============       ============

Net loss per common share--basic and diluted .   $      (1.96)                                         $      (2.81)
                                                 ============                                          ============

Weighted average common shares outstanding ...     19,972,446                          1,251,000 3)      21,223,446
                                                 ============                       ============       ============


  See accompanying notes to unaudited pro forma combining financial statements.

24/7 Media, Inc.

NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

(1) Reflects the acquisition by 24/7 Media of Sabela at January 10, 2000 as follows:

The consideration paid by 24/7 Media of approximately $70 million in connection with the acquisition consisted of the following:

      i.) The issuance of approximately 1.3 million shares of 24/7 Media common stock

            - valued at approximately $58.4 million as consideration for all of the outstanding shares of Sabela;

      ii.)  cash consideration of $2.3 million for outstanding shares of Sabela;

      iii.) fair value of warrants assumed of $4.6 million;

      iv.)  fair value of options assumed of $1.7 million;

      v.)   estimated transaction costs of $3 million;

      vi.) the elimination of historical net assets acquired comprised of Sabela historical stockholders' equity excluding receivables from stockholders;

      vii.) the value of the 195,000 warrants, with a weighted exercise price of $9.61, assumed has been determined using the Black-Scholes valuation model assuming 88% volatility, an average risk free interest rate of 6.97% and an average exercise period of 5 years. Because of the limited history of 24/7 Media as a public company, companies with similar operations were used to estimate volatility in valuing the warrants; and

      viii.) the value of 42,000 options, with a weighted average exercise price of $9.96, assumed has also been determined using the Black-Scholes valuation model assuming 128% volatility, an average risk free interest rate of 6.19%, and an average exercise period of 1 year.

The following represents the preliminary allocation of the purchase price:

i)    Issuance of the Company's common stock
      Shares issued for Sabela shares                   1,141,000
      Shares issued for non-assumed options               110,000
                                                       ----------
      Total shares issued to acquire Sabela             1,251,000
      Per share price                                  $    46.66
                                                       ----------

Value of shares issued                                              $ 58,372,000
ii)   Cash paid for outstanding shares                                 2,317,000
iii)  Value of warrrants assumed                                       4,592,000
iv)   Value of assumed options                                         1,708,000
v)    Estimated transaction costs                                      3,000,000
                                                                    ------------

Purchase Price                                                      $ 69,989,000
vi)   Less: Fair value of net assets acquired                            131,000
      Less: Receivable from stockholders                                 684,000
                                                                    ------------

Excess of cost over fair value of net assets acquired               $ 69,174,000
                                                                    ============

24/7 Media has made a preliminary allocation of excess cost over estimated net assets acquired to goodwill and other intangibles as Sabela's assets and liabilities approximate fair value.

(2) Reflects amortization expense for the year ended December 31, 1999 assuming the transaction had occurred on January 1, 1999. This amortization expense includes amortization relating to the goodwill, workforce and technology. Goodwill and technology are being amortized over a four-year period. Workforce is being amortized over a two-year period. Both amortization periods represent the expected useful lives of the intangible assets. The amounts allocated to all intangibles are preliminary, and, therefore, the amortization expense is subject to change based on a change in this allocation.

(3) The pro forma basic and diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted averaged number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that 1,251,000 of 24/7 Media, Inc.'s common stock issued in connection with its acquisition of Sabela were outstanding for the entire period. Diluted net loss per share equals basic net loss per share, as common stock equivalents are anti-dilutive for the period presented.

                       SABELA MEDIA, Inc. AND SUBSIDIARIES

                        Consolidated Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

The Board of Directors
Sabela Media, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheets of Sabela Media, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for the year ended December 31, 1999 and the period from June 29, 1998 (inception) to December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sabela Media, Inc. and subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the year ended December 31, 1999 and the period from June 29, 1998 (inception) to December 31, 1998 in conformity with generally accepted accounting principles.


                                               KPMG LLP

                                               /s/ KPMG LLP

Los Angeles, California
March 10, 2000

                       SABELA MEDIA, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 1998 and 1999

                                 Assets                                  1998          1999
                                                                      ----------    ----------
Current assets:
    Cash and cash equivalents                                         $    1,324       414,822
    Trade accounts receivable, less allowance for doubtful
       accounts of $3,350 and $69,959 in 1998 and 1999 respectively       18,149       347,327
                                                                      ----------    ----------
             Total current assets                                         19,473       762,149

Notes receivable                                                          51,296            --
Property and equipment at cost, less accumulated depreciation             26,247       364,779
Other assets                                                                  --       311,978
                                                                      ----------    ----------
             Total assets                                             $   97,016     1,438,906
                                                                      ==========    ==========

                Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable & accrued expenses                               $   41,433     1,287,612
    Other liabilities                                                         --        20,000
                                                                      ----------    ----------
             Total liabilities                                            41,433     1,307,612
                                                                      ----------    ----------
Stockholders' equity:

    Common Stock, $.001 par value; none authorized, issued or
       outstanding in 1998; authorized 25,000,000 shares, issued
       and outstanding 10,335,233 in 1999                                     --        10,335
    Common Stock, $.65 par value; authorized 1,000,000 shares, issued and outstanding 12 and 6 for December 31, 1998
       and 1999, respectively                                                  8            --
    Additional paid-in capital                                           122,556     3,829,000
    Accumulated deficit                                                  (68,706)   (3,022,736)
    Receivable for issuance of common stock                                   --      (312,346)
    Shares issued for receivables from officer                                --      (371,925)
    Accumulated other comprehensive income (loss)                          1,725        (1,034)
                                                                      ----------    ----------
             Total stockholders' equity                                   55,583       131,294
Commitments and contingencies

             Total liabilities and stockholders' equity               $   97,016     1,438,906
                                                                      ==========    ==========

See accompanying notes to consolidated financial statements.

                       SABELA MEDIA, INC. AND SUBSIDIARIES

         Consolidated Statements of Operations and Comprehensive Income

     Period from June 29, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999

                                                                    1998           1999
                                                                -----------    -----------
Revenues                                                        $    40,573        742,213
Cost of goods sold                                                   85,632      1,403,433
                                                                -----------    -----------

        Gross profit (loss)                                         (45,059)      (661,220)

Selling, general and administrative expenses                         23,647      2,301,311
                                                                -----------    -----------
                                                                    (68,706)    (2,962,531)
Other income (expense):
        Interest income                                                  --         18,799
        Miscellaneous                                                    --         (9,498)
                                                                -----------    -----------

              Loss before income taxes                              (68,706)    (2,953,230)
Income taxes                                                             --           (800)
                                                                -----------    -----------

              Net loss                                              (68,706)    (2,954,030)

Other comprehensive income (loss)                                     1,725         (2,759)
                                                                -----------    -----------

              Comprehensive loss                                $   (66,981)    (2,956,789)
                                                                ===========    ===========

Net loss per share, basic and diluted                           $     (0.02)         (0.29)
                                                                ===========    ===========

Shares used in computing basic and diluted net loss per share     4,290,000     10,335,233
                                                                ===========    ===========


See accompanying notes to consolidated financial statements.

                       Statements of Stockholders' Equity

         Period from June 29, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999


                                                     Common Stock         Additional                Receivable for
                                                -----------------------     paid-in    Accumulated   Issuance of
                                                  Shares       Amount       capital      deficits    Common Stock
                                                ----------   ----------   ----------   -----------  --------------
Sabela Media Pty. Ltd. (Predecessor)

Balance at June 29, 1998 (inception)                    --   $       --           --            --            --

Issuance of common stock                                12            8      122,556            --            --

Net loss for the year ended December 31, 1998           --           --           --       (68,706)           --

Foreign currency translation gain                       --           --           --            --            --
                                                ----------   ----------    ---------    ----------      --------

Balance at December 31, 1998                            12            8      122,556       (68,706)           --


Sabela Media Inc.

Shares issued pursuant to the reorganization:

  Net issuance of shares in Sabela Media,
  Inc. in exchange for Sabela Media Pty.
  Ltd. common stock                              4,289,988        4,282       (4,282)           --            --

  Issuance of common stock                       4,585,317        4,585    2,103,354            --            --

Shares issued for receivables from officer         337,500          338      371,587            --      (371,925)

Issuance of common stock                           838,986          839      923,722            --            --

Issuance of common stock                           113,430          113      124,887            --      (125,000)

Common stock subscription                          170,000          170      187,176            --      (187,346)

Net loss for the year ended December 31, 1999           --           --           --    (2,954,030)           --

Foreign currency translation loss                       --           --           --            --            --
                                                ----------   ----------    ---------    ----------      --------

Balance at December 31, 1999                    10,335,233   $   10,335    3,829,000    (3,022,736)     (684,271)
                                                ==========   ==========    =========    ==========      ========

                                                    Accumulated
                                                      Other
                                                   Comprehensive
                                                   income (loss)      Total
                                                   -------------      -----
Sabela Media Pty. Ltd. (Predecessor)

Balance at June 29, 1998 (inception)                               $        --

Issuance of common stock                                  --          122,564

Net loss for the year ended December 31, 1998             --          (68,706)

Foreign currency translation gain                      1,725            1,725
                                                     -------       ----------

Balance at December 31, 1998                           1,725           55,583


Sabela Media Inc.

Shares issued pursuant to the reorganization:

  Net issuance of shares in Sabela Media,
  Inc. in exchange for Sabela Media Pty.
  Ltd. common stock                                       --               --

  Issuance of common stock                                --        2,107,939

Shares issued for receivables from officer                                 --

Issuance of common stock                                              924,561

Issuance of common stock                                  --

Common stock subscription                                 --               --

Net loss for the year ended December 31, 1999             --       (2,954,030)

Foreign currency translation loss                     (2,759)          (2,759)
                                                     -------       ----------

Balance at December 31, 1999                          (1,034)      $  131,294
                                                     =======       ==========

                       SABELA MEDIA, INC. AND SUBSIDIARIES

                            Statements of Cash Flows

              Period from June 29, 1998 (inception) to December 31,
                   1998 and the year ended December 31, 1999

                                                                  1998          1999
                                                               ----------    ----------
Cash flows from operating activities:
    Net loss                                                   $  (68,706)   (2,954,030)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization                               5,185        44,695
        Changes in operating assets and liabilities:
            Accounts receivable                                   (18,149)     (329,178)
            Notes receivable                                      (51,296)       51,296
            Other assets                                               --      (311,978)
            Accounts payable and accrued expenses                  41,433     1,246,179
            Other liabilities                                          --        20,000
                                                               ----------    ----------

                 Net cash used in operating activities            (91,533)   (2,233,016)
                                                               ----------    ----------

Cash flows from investing activities:
                                                               ----------    ----------
    Purchase of property and equipment                            (31,432)     (383,227)
                                                               ----------    ----------

Cash flows from financing activities:

    Net proceeds from issuance of common stock                    122,564     3,032,500
                                                               ----------    ----------

                 Net cash provided from financing activities      122,564     3,032,500
Effect of foreign exchange rate changes on cash and
    cash equivalents                                                1,725        (2,759)
                                                               ----------    ----------

                 Net increase in cash and cash equivalents          1,324       413,498

Cash and cash equivalents at beginning of period                       --         1,324
                                                               ----------    ----------

Cash and cash equivalents at end of period                     $    1,324       414,822
                                                               ==========    ==========

Supplemental disclosure of cashflow information:
    Cash paid during the year for taxes                        $       --           800
                                                               ==========    ==========

See accompanying notes to consolidated financial statements.

(1)   Nature of Business and Basis of Presentation

      Sabela Media Pty. Ltd. (Predecessor) was incorporated on June 29, 1998 (inception) in Sydney, Australia and Sabela Media, Inc. was incorporated in Delaware on January 19, 1999. Sabela Media Pty. Ltd. and Sabela Media, Inc. are collectively referred to herein as the "Company." The consolidated financial statements include the accounts of Sabela Media Pty. Ltd. in the presentation of the financial information as of December 31, 1998 and for the period from June 29, 1998 (inception) to December 31, 1998.

      During March and April 1999, in a series of related transactions, the Company effected the following reorganization (the Reorganization): i) each of the two 50% owners of Sabela Media Pty. Ltd. exchanged their shares of Sabela Media Pty. Ltd. for 2,145,000 shares of Sabela Inc., resulting in Sabela Media, Pty. Ltd. becoming a wholly owned subsidiary of Sabela Media, Inc. and ii) Sabela Media, Inc. issued 4,585,317 shares to various new investors for a cash investment of $2,107,939.

      The Reorganization has been accounted for at Predecessor cost, and as such, the financial statements prior to the Reorganization reflect the combined financial position and results of operations of Sabela Media Pty. Ltd. and Sabela Media, Inc.

      The Company provides customers with the storage, delivery, targeting, and measurement of advertising over the Internet.

(2)   Summary of Significant Accounting Principles

      (a)   Principles of Consolidation

            The consolidated financial statements include the accounts of Sabela Media, Inc. and subsidiaries. All significant intercompany balances have been eliminated in consolidation.

      (b)   Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the amount of any contingent assets or liabilities disclosed in the financial statements. Actual results could differ from the estimates made.

      (c)   Cash and Cash Equivalents

            The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

      (d)   Fair Value of Financial Instruments

            The carrying amounts of trade accounts receivable, prepaid expenses and other assets, income tax receivable, trade accounts payable and accrued expenses and liabilities approximate fair market value because of the short maturity of these items.

      (e)   Revenue Recognition

            Ad Serving revenue is recognized when the impressions are fully delivered over the Internet. A provision is made for doubtful receivables. The Company has no concentrated credit risk with any individual customer.

      (f)   Property and Equipment

            Property and equipment are stated at cost. Depreciation of property and equipment is provided over the estimated useful lives of the respective assets on the straight-line method. Estimated useful lives are 7 years or the lease term, if shorter, for leasehold improvements, 3-5 years for computer equipment and software and 7 years for furniture and fixtures.

      (g)   Impairment of Long-Lived Assets

            The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

      (h)   Income Taxes

            Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records a valuation allowance against its deferred tax assets to the extent such assets may not be recoverable.

      (i)   Stock Compensation

            The Company accounts for stock option grants to employees under the intrinsic value model of Accounting Principles Board Opinion No. 25. Had compensation cost been determined using the fair value model of Statements of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation (SFAS No. 123), the Company's 1999 pro forma net loss and loss per share would have been reduced to the amounts as indicated below:

                                                              For the year ended
                                                              December 31, 1999
                                                              -----------------
            Pro forma net loss                                    $ 2,989,394
            Pro forma net loss per share:
                  Basic                                           $     (0.29)
                  Diluted                                         $     (0.29)
                                                                  -----------

            The Company did not grant stock options to employees prior to 1999.

            The fair value of each option is estimated on the date of grant. The Company uses the Black Scholes option-pricing model to estimate the fair value of its stock option awards. The following assumptions were used:

                                                                      ----------
            Dividend yield                                                0%
            Expected volatility                                          55%
            Risk-free interest rate                                     5.60%
            Expected life of option                                    5 years
                                                                      ==========

      (j)   Foreign Currency Translation

            Assets and liabilities of the foreign operations are translated at the rate of exchange at the balance sheet date. Revenues and expenses have been translated at the weighted average rate of exchange during the period. Foreign currency translation adjustments have been reflected in other comprehensive income.

      (k)   Comprehensive Loss

            The Company's comprehensive loss is comprised of its net loss and its foreign currency translation adjustments.

      (l)   Earnings (loss) per Share

            Basic loss per common share is calculated by dividing net loss by the average number of common shares outstanding during the period. Diluted loss per common share is calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options and warrants.

            The diluted share base for the year ended December 31, 1999 excludes 1,329,910 incremental shares related to employee stock options and 952,424 shares related to warrants. These incremental shares are excluded due to their antidilutive effect as a result of the Company's net loss during 1999.

            1998 loss per share is calculated on a pro forma basis assuming the number of shares issued in the Reorganization to the continuing stockholders had been outstanding during all of 1998.

(3)   Property and Equipment

      Property and equipment consist of the following at December 31, 1998 and 1999:

                                                 1998         1999
                                              ---------    ---------

            Leasehold improvements            $      --       10,898
            Furniture and fixtures                   --       46,373
            Computer equipment and software      31,432      357,388
                                              ---------    ---------


            Less accumulated depreciation        (5,185)     (49,880)
                                              ---------    ---------

                                              $  26,247      364,779
                                              =========    =========

(4)   Accounts Payable and Accrued Expenses

      Accounts Payable and Accrued Expenses consist of the following at December 31, 1998 and 1999:

                                                           1998         1999
                                                        ----------   ----------

            Trade accounts payable                      $   35,591    1,178,272
            Payrolls, commissions and employee benefits      5,842      109,340
                                                        ----------   ----------

                                                        $   41,433    1,287,612
                                                        ==========   ==========

(5)   Commitments and Contingencies

      (a)   Leases

            Future minimum lease payments under noncancelable operating leases as of December 31, 1999 are:

                                                                     1999
                                                                  ---------
                             2000                                 $ 521,434
                             2001                                   390,444
                             Thereafter                                  --
                                                                  ---------

                                                                  $ 911,878
                                                                  =========

            Total rental expense for the period from June 29, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999 amounted to approximately $12,913 and $429,662 respectively.

      (b)   Litigation

            In December 1999, the Company was named as plaintiff in a lawsuit alleging various claims relating to patient infringement. As these matters are in the early stages of discovery, neither the Company nor its counsel are able to conclude as to the potential likelihood of an unfavorable outcome. The Company is vigorously defending these complaints and believes their defenses to be meritorious. Accordingly, the Company has not provided for any potential losses associated with this lawsuit as of December 31, 1999.

(6)   Income Taxes

      Following are the domestic and foreign components of loss before income taxes:

                                        Period from June 29,
                                        1998 (inception) to       Year ended
                                         December 31, 1998    December 31, 1999
                                        --------------------  -----------------

        Domestic                              $     --             2,007,193
        Foreign                                 68,706               946,037
                                              --------             ---------
            Loss before income taxes          $ 68,706             2,953,230
                                              ========             =========

      Income tax expense for the year ended December 31, 1999 was solely related to state income taxes.

      Actual income tax benefit differs from the "expected" tax benefit computed by applying the U.S. Federal corporate rate of 34% to the loss before income taxes as follows:

                                                                 1998          1999
                                                              ----------    ----------
      Computed "expected" income tax benefit                  $  (23,360)   (1,004,098)
      State income taxes, net of Federal income tax expense           --       (87,876)
      Foreign taxes                                               (3,322)      (75,461)
      Increase in valuation allowance                             26,682     1,168,235
                                                              ----------    ----------

                 Income tax expense                           $       --           800
                                                              ==========    ==========

      The tax effects of temporary differences that give rise to significant portions of the deferred tax asset as of December 31, 1998 and 1999 are as follows:

                                                       1998          1999
                                                   ----------    ----------

      Deferred tax assets:
         Net operating loss                        $   26,682     1,162,978
         Bad debts                                         --        27,884
         Capital loss carryforward                         --         3,783
         Other reserves                                    --           272
                                                   ----------    ----------

                 Total gross deferred tax assets       26,682     1,194,917

         Less valuation allowance                     (26,682)   (1,194,917)
                                                   ----------    ----------

                 Net deferred tax assets           $       --            --
                                                   ==========    ==========

      At December 31, 1999, the Company has available net operating loss carryforwards (NOL's) that may be used to offset future taxable income as follows.

                                                                   1999
                                                                ----------

      Federal and state                                         $1,966,253
      Australia                                                    297,828
      United Kingdom                                               440,165
      Canada                                                       318,490
                                                                ----------

                                                                $3,022,736
                                                                ----------

      The federal and state NOL's expire in 2019, and the Australian and Canadien NOL's expire in 2005 and 2006. The United Kingdom NOL's carryforward indefinitely.

      Based on the Company's historical taxable income record, when adjusted for nonrecurring items such as accounting changes and estimates of future profitability, management has concluded that operating income will not be sufficient to give rise to tax expense to cover all deferred tax assets. Accordingly, a valuation allowance has been provided.

      Federal and California tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an "ownership change" for tax purposes, as defined in Section 382 of the Internal Revenue Code. In addition, the Company's foreign NOL's have similar limitations. If an ownership change occurred, utilization of the net operating loss carryforwards could be reduced significantly.

(7)   Stock Option Plan

      During 1999, the Company adopted a stock incentive plan for issuance of options to selected key employees of the Company. Up to 2,400,000 shares of the Company's common stock are reserved for grant. The options become exercisable during a three-year period in monthly installments, beginning after twelve months of employment. The Company had outstanding 1,329,910 options at December 31, 1999. No options were vested as of December 31, 1999. The plan is administered by the Compensation Committee.

      As of December 31, 1998 and 1999, the Company's outstanding stock options are summarized as follows:

                                                                                Weighted
                                                   Number of        Option      average
                                                    shares          price        price
                                                  -----------    -----------   ----------
      Shares under option at December 31, 1998             --          --           --

      Granted                                       1,837,410       $1.10        $1.10
      Exercised                                       507,500       $1.10        $1.10
                                                  -----------    ----------    ----------

      Shares under option at December 31, 1999      1,329,910       $1.10        $1.10
                                                  ===========    ===========   ==========

      At December 31,1999, the exercise price was $1.10 and weighted-average remaining contractual life of outstanding options was nine years.

      The weighted average per share exercise price of options granted to employees during the year ended December 31, 1999 was $1.10. The weighted average per share fair value of options granted to employees during the year ended December 31, 1999 amounted to $0.03.

      The fair value of common stock options is estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted average assumptions for the period: risk-free interest rate of 5.6%; weighted average expected life of the option of five years; no expected volatility; and no expected dividends. The weighted average grant-date fair value of the Company's stock options granted during the year-ended December 31, 1999 was estimated to be $0.03 per share.

(8)   Stock Split

      On October 19, 1999 the Company's Board of Directors authorized a one-for-ten stock split of its common stock to shareholders of record on that date. The stock split has been reflected in the accompanying financial statements and all applicable references to the number of common shares and per share information has been restated.

(9)   Stockholders' Equity

      On various dates throughout 1999, common stock options for a total of 507,500 shares were exercised by non-employees, including an officer of the Company. The Company recorded receivables in exchange for the stock issued. The receivables from the officer in the amount of $371,925 have been recorded in stockholders' equity for the issuance of 337,500 shares of common stock. The receivables are collaterized by the 337,500 shares of common stock. Receivables for $187,346 from another non-employee were exchanged for 170,000 shares of common stock. Such receivable has been recorded in stockholders' equity as receivable for issuance of common stock and is collaterized by the 170,000 shares of common stock.

      On December 10, 1999, the Company issued 952,416 shares of common stock at $1.10 per share plus 952,424 warrants to purchase common stock at $1.10 per share to various outside investors for $1,049,561. At December 31, 1999, $125,000 of such consideration was included in receivable for issuance of common stock.

(10)  Segment Information

      The Company operates in one segment and accordingly has provided only the required enterprise wide disclosures. For the period from June 29, 1998 (inception) to December 31, 1998, the Company had one significant customer which accounted for 66% of revenues. For the year ended December 31, 1999, the Company had two significant customers which each accounted for 13% of revenues.

      The Company's corporate offices are in the United States. In addition to servicing the Australian market, the Company's Australian operations are responsible for the Company's research and development and technical support. The Company's customer service center is located in Canada and the Company has its European headquarters in the United Kingdom.

                                               Period from June 29,
                                               1998 (inception) to           Year ended
                                                December 31, 1998        December 31, 1999
                                               --------------------      -----------------
     Revenues from unaffiliated customers:
        Australia                                      $  40,573               437,897
        United States                                          -               282,361
        United Kingdom                                         -                21,955
        Canada                                                 -                     -
                                                       ---------            ----------

                Total revenues                         $  40,573               742,213
                                                       =========            ==========

     Operating loss
        Australia                                      $ (68,706)             (229,122)
        United States                                          -            (1,974,754)
        United Kingdom                                         -              (440,165)
        Canada                                                 -              (318,490)
                                                       ---------            ----------

                Total operating loss                   $ (68,706)           (2,962,531)
                                                       =========            ==========

                                                        As of                 As of
                                                   December 31, 1999     December 31, 1999
                                                   -----------------     -----------------
     Total Assets
        Australia                                      $  97,016               416,439
        United States                                         --               835,080
        United Kingdom                                        --               114,832
        Canada                                                --                72,555
                                                       ---------            ----------

                Total assets                           $  97,016             1,438,906
                                                       =========            ==========

(11)  Subsequent Events - Unaudited

      On January 10, 2000, 24/7 Media, Inc. (24/7 Media) acquired all of the issued and outstanding stock of the Company for approximately 1.3 million shares of 24/7 media common stock and approximately $2.3 million in cash. In addition, 24/7 Media assumed all of the Company's outstanding stock options.